SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐ Soliciting Material Pursuant to § 240.14a-12

CorMedix Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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CORMEDIX INC.
1430 U.S. Highway 206, Suite 200
Bedminster, New Jersey 07921

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 31, 2017

TO THE STOCKHOLDERS OF
CORMEDIX INC.

A special meeting of stockholders of CorMedix Inc. will be held at 1545 U.S. Highway 206, First Floor Conference Room, Bedminster, New Jersey, on July 31, 2017, at 11:00 a.m. Eastern time, for the following purposes:

1.
To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of capital stock from 82,000,000 shares to 202,000,000 shares and to increase the number of authorized shares of common stock from 80,000,000 shares to 200,000,000 shares; and

2.	To approve an adjournment of the special meeting, if necessary, to solicit, additional proxies if there are not sufficient votes in favor of Proposal No. 1.

These matters are more fully described in the proxy statement accompanying this notice.

The Board has fixed the close of business on June 23, 2017 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our principal offices in Bedminster, New Jersey for the 10 days prior to the meeting for review for any purposes related to the meeting.

You are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote by proxy by following the instructions contained in the accompanying proxy statement. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy. Your vote is important. Whether or not you plan to attend the special meeting, we hope that you will vote as soon as possible.

Bedminster, New Jersey
Dated: June [29], 2017

By Order of the Board of Directors
Antony E. Pfaffle, M.D.,
Secretary

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:	Who may vote at the meeting?

A:
The Board of Directors has set June 23, 2017 as the record date for the meeting. If you owned shares of our common stock at the close of business on June 23, 2017, you may attend and vote at the meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of June 23, 2017, there were 59,340,139 shares of our common stock outstanding and entitled to vote at the meeting. Our outstanding Series C-2, C-3, D and E preferred stock is non-voting and therefore has no voting rights at the special meeting.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered, with respect to those shares, a “stockholder of record.” If you are a stockholder of record, we have sent the proxy materials to you directly.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In that case, the proxy materials has been forwarded to you by your broker, bank, or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares by using the voting instruction card you receive.

Q:	What is the quorum requirement for the meeting?

A:
A majority of our outstanding shares of capital stock entitled to vote as of the record date must be present at the meeting in order for us to hold the meeting and conduct business. This is called a quorum. Your shares will be counted as present at the meeting if you:

●	are present and entitled to vote in person at the meeting; or

●	properly submitted a proxy card or voter instruction card in advance of or at the meeting.

If you are present in person or by proxy at the meeting, but abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote. The proposals listed in this proxy statement identify the votes needed to approve or ratify the proposed actions.

Q:	What proposals will be voted on at the meeting?

A:	The proposals to be voted on at the meeting are as follows:

1.
To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of capital stock from 82,000,000 shares to 202,000,000 shares and to increase the number of authorized shares of common stock from 80,000,000 shares to 200,000,000 shares; and

2.	To approve an adjournment of the special meeting, if necessary, to solicit, additional proxies if there are not sufficient votes in favor of Proposal No. 1.

We will also consider any other business that properly comes before the meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their best judgment.

Q:	How may I vote my shares in person at the meeting?

A:
If your shares are registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote in person at the meeting. You will need to present a form of personal photo identification in order to be admitted to the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the meeting.

Q:	How can I vote my shares without attending the meeting?

A:
Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the meeting. If your common stock is held by a broker, bank or other nominee, they should send you instructions that you must follow in order to have your shares voted. If you hold shares in your own name, you may vote by proxy in any one of the following ways:

●	Via the Internet on the secured website https://www.proxyvote.com and following the voting instructions on that website;

●	Via telephone by calling 1-800-690-6903 in the United States and outside the United States and following the recorded instructions; or

●	By completing, dating, signing and returning the proxy card included in these proxy materials.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet or telephone must be completed by 11:59 p.m. Eastern Time on July 30, 2017. Of course, you can always come to the meeting and vote your shares in person. If you submit or return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors.

Q:	How can I change my vote after submitting it?

A:
If you are a stockholder of record, you can revoke your proxy before your shares are voted at the meeting by:

●
Filing a written notice of revocation bearing a later date than the proxy with our Corporate Secretary either before the meeting at 1430 U.S. Highway 206, Suite 200, Bedminster, New Jersey 07921, or at the meeting , at 1545 U.S. Highway 206, First Floor, Bedminster, New Jersey 07921;

●
Duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary either before the meeting at 1430 U.S. Highway 206, Suite 200, Bedminster, New Jersey 07921, or at the meeting and before the taking of the vote, at 1545 U.S. Highway 206, First Floor, Bedminster, New Jersey 07921; or

●	Attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker, or other holder of record. You may also vote in person at the meeting if you obtain a legal proxy from them as described in the answer to a previous question.

Q:	Where can I find the voting results of the meeting?

A:	We will announce the voting results at the special meeting. We will publish the results in a Form 8-K filed with the SEC within four business days of the special meeting.

CORMEDIX INC.
1430 U.S. Highway 206, Suite 200
Bedminster, New Jersey 07921

 PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
JULY 31, 2017

This proxy statement has been prepared by the management of CorMedix Inc. “We,” “our” and the “Company” each refers to CorMedix Inc.

In accordance with the rules of the SEC, we are mailing a printed copy of our proxy materials to each stockholder of record, including the notice, this proxy statement, and a proxy card for the meeting. We mailed the proxy materials on or about June [29], 2017 to our stockholders of record and beneficial owners as of June 23, 2017, the record date for the meeting. This proxy statement contains instructions for voting by proxy over the Internet or by telephone or by completing and returning the enclosed proxy card.

GENERAL INFORMATION ABOUT SOLICITATION VOTING AND ATTENDING

Who Can Vote

You are entitled to attend the meeting and vote your common stock if you held shares as of the close of business on June 23, 2017. At the close of business on June 23, 2017, a total of 59,340,139 shares of common stock were outstanding and entitled to vote. Each share of common stock has one vote.

Counting Votes

Consistent with state law and our bylaws, the presence, in person or by proxy, of at least a majority of the shares entitled to vote at the meeting will constitute a quorum for purposes of voting on a particular matter at the meeting. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof unless a new record date is set for the adjournment. Shares held of record by stockholders or their nominees who do not vote by proxy or attend the meeting in person will not be considered present or represented and will not be counted in determining the presence of a quorum. Signed proxies that withhold authority or reflect abstentions will be counted for purposes of determining whether a quorum is present.

Assuming the presence of a quorum at the meeting:

●
The vote on the amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of capital stock from 82,000,000 shares to 202,000,000 shares and to increase the number of authorized shares of common stock from 80,000,000 shares to 200,000,000 shares requires the affirmative vote of a majority of the shares outstanding and able to vote at the meeting. Withheld votes and broker non-votes, if any, will effectively be a vote against this proposal.

●
The vote on the adjournment of the special meeting requires the affirmative vote of a majority of the shares represented and able to vote at the meeting. Withheld votes and broker non-votes, if any, will have no effect on this proposal.

With respect to “routine” matters, such as the amendment to the Certificate of Incorporation and the proposal to adjourn, a bank, brokerage firm, or other nominee has the authority (but is not required) under the rules governing self-regulatory organizations, or SRO rules, including the NYSE MKT, on which our common stock is listed, to vote its clients’ shares if the clients do not provide instructions. When a bank, brokerage firm, or other nominee votes its clients’ shares on routine matters without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted FOR, AGAINST or ABSTAINING with respect to such routine matters. In summary, if you do not vote your proxy, your bank, brokerage firm, or other nominee may either cast a vote or leave your shares unvoted altogether.

We strongly encourage you to provide instructions to your bank, brokerage firm, or other nominee by voting your proxy. This action ensures that your shares will be voted in accordance with your wishes at the meeting.

Cost of this Proxy Solicitation

We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, our directors and employees might solicit proxies personally and by telephone. None of these individuals will receive any additional compensation for this. We have not retained, but may in the future retain, a proxy solicitor to assist in the solicitation of proxies for a fee. We will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their principals and obtaining their proxies.

Attending the Special Meeting

If you are a holder of record and plan to attend the special meeting, please bring a photo identification to confirm your identity. If you are a beneficial owner of common stock held by a bank or broker, i.e., in “street name,” you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote in person your common stock held in street name, you must get a proxy in your name from the registered holder.

PROPOSAL NO. 1 - APPROVAL OF THE AMENDMENT TO OUR AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
CAPITAL STOCK FROM 82,000,000 SHARES TO 202,000,000 SHARES AND TO INCREASE THE
NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 80,000,000 SHARES TO 200,000,000 SHARES

Our Board of Directors has approved and recommended a proposal to amend our amended and restated Certificate of Incorporation (“Certificate of Incorporation”), substantially in the form of Appendix A hereto, to increase our shares of authorized capital stock from 82,000,000 shares to 202,000,000 shares and to increase the number of authorized shares of common stock from 80,000,000 to 200,000,000 shares.

If approved by our stockholders, we intend to file the amendment with the Secretary of State of Delaware as soon as practicable following the special meeting, and the amendment will be effective upon such filing. If the proposal is not approved by our stockholders, our Certificate of Incorporation will continue as currently in effect.

Current Structure

As of June 23, 2017, we had 82,000,000 authorized shares, with 80,000,000 shares designated as common stock, $0.001 par value per share, of which 59,340,139 shares were issued and outstanding, and 2,000,000 shares of preferred stock, $0.001 par value per share, of which 442,585 shares were issued and outstanding. Of the remaining 20,659,861 authorized shares of common stock, 6,228,999 shares are reserved for issuance upon the conversion of the outstanding shares of our Series C, Series D and Series E preferred stock, 5,627,045 shares are reserved for issuance upon the exercise of issued and outstanding options, 87,217 shares are reserved for issuance upon the vesting of restricted stock units, 141,849 shares are reserved for issuance pursuant to deferred director compensation, 4,568,283 shares are reserved for future issuance under our 2013 Stock Incentive Plan, and 4,006,468 shares are reserved for issuance upon the exercise of issued and outstanding warrants. This leaves no shares of our authorized common stock available for future issuance.

Background and Purpose of the Amendment

As reported on May 3, 2017, we closed on an underwritten public offering of 18,619,301 shares of our common stock, par value $0.001 per share, together with Series A Warrants to purchase up to an aggregate of 13,964,476 shares of our common stock and Series B Warrants to purchase up to an aggregate of 13,964,476 shares of our common stock, at a price to the public of $0.75 per share and related warrants. The gross proceeds from the sale of shares was approximately $14.0 million, before deducting underwriting discounts and commissions and estimated offering expenses.

Each Series A Warrant has an exercise price of $1.05 per share of common stock and will expire five years following the Exercisable Date (defined below). Each Series B Warrant has an exercise price of $0.75 per share of common stock and will expire thirteen months following the Exercisable Date.

We also issued to the underwriter of the offering warrants to purchase up to an aggregate of 1,117,158 shares of common stock, with an exercise price of $0.9375, which represents 125% of the public offering price per combined share and related warrants. The underwriter warrant will expire five years following the Exercisable Date. Other than the exercise price, the terms of the underwriter warrant are the same as the Series A warrants.

We do not currently have a sufficient number of authorized shares of common stock to cover the shares issuable upon exercise of the warrants issued in the offering. As a result, before any warrants can become exercisable, we need to receive stockholder approval of an amendment to our Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to increase the number of authorized shares of common stock, as recommended in this proxy statement. The warrants will be exercisable on any day on or after the date that we publicly announce through the filing of a Current Report on Form 8-K that the Charter Amendment has been approved by our stockholders and has become effective (the “Exercisable Date”). In the event our stockholders do not approve the Charter Amendment, the warrants will not be exercisable. As agreed with the underwriter, until we receive approval of the Charter Amendment, we cannot sell any shares of common stock or securities convertible into common stock.

Further, the lack of a sufficient number of authorized shares to satisfy the exercise of the warrants issued in the May 2017 financing resulted in the creation of a derivative liability during the second quarter of 2017. Unless and until the Charter Amendment is approved and effective, there could be adverse mark-to-market and other accounting consequences due to maintaining the warrants as a derivative liability, which could reduce our stockholders’ equity to an amount less than the minimum amount required by the NYSE MKT. Therefore, our ability to maintain the listing of our common stock on the NYSE MKT will be weakened during the period of time during which the Charter Amendment is not approved.  The failure to maintain our NYSE MKT listing will make our common stock and the warrants less liquid and could negatively impact their price, and would also make any future equity financing more difficult and likely more expensive.

Currently, we have no shares of authorized common stock available for future issuance.

The Board of Directors believes it is vital to our best interest to have sufficient additional authorized but unissued shares of common stock available in order to provide flexibility for corporate action in the future. Management believes that the availability of additional authorized shares for issuance from time to time in the Board of Directors’ discretion in connection with possible future financings or for other corporate uses is critical to our long-term success and is in the best interests of our company and our stockholders.

In light of our need for additional financing to continue our operations in the future, even after giving effect to the recent financing, the Board of Directors believes that we must have available unissued shares to draw on to support our future operations. We have an existing at-the-market common stock program, which we cannot access unless the proposed increase in the authorized shares is approved. Further, the investors in the recent financing will lose the value of their warrants, and we would lose the cash proceeds from the exercise of those warrants, if the proposed increase in the authorized shares is not approved. Additionally, our Board of Directors believes that debt and other non-equity financing would be difficult to obtain in the event our stockholders do not approve the Charter Amendment due to the inability to offer and sell convertible debt as well as the lack of support for the Company that a failure to approve the Charter Amendment would indicate.

We have already commenced efforts to reduce our expenses in light of our cash position and the anticipated expense of the LOCK IT 100 trial. In the event the Charter Amendment is not approved at this meeting, and therefore future equity financing is not available to us, we expect to commence immediately after the special meeting further reductions of our operating expenses, which we expect would negatively impact the timing of our ongoing and planned clinical trials for Neutrolin and other pipeline candidates.  We anticipate that any reduction in operating expenses will likely include at a minimum a slowing of the rate of enrollment of patients into our LOCK IT 100 clinical trial, although we will strive to minimize the impact on the trial as much as possible.

For the reasons above, our Board of Directors believes that the proposed Charter Amendment is vital to the future of our company by providing necessary shares for future financings and other needs, without which we believe we will not be able to support our ongoing and planned clinical trials for Neutrolin or indeed our future operations. Such an outcome would severely limit the options available to us to continue our operations and derive value from our pipeline. This could ultimately result in the cessation of our operations and/or a decrease in the value of our assets and our securities. Our Board of Directors recommends that you vote “FOR” the Charter Amendment.

We currently have no specific understandings, arrangements or agreements with respect to any future actions that would require us to issue a material amount of the additional new shares of our common stock other than the reservation of shares for issuance upon the exercise of the warrants issued in the May 2017 financing.

We have called the special meeting to consider the Charter Amendment because the Charter Amendment was not approved at our 2017 Annual Meeting of Stockholders that was held on June 12, 2017. We intend to continue to seek stockholder approval of the Charter Amendment until such approval is received due to the need for future financing to fund our operations.

Effects of the Amendment

If the proposed amendment of our Certificate of Incorporation is approved, the number of authorized shares of capital stock will be increased from 82,000,000 shares to 202,000,000 shares and the number of authorized shares of common stock of our Company will be increased from 80,000,000 to 200,000,000. Of the 200,000,000 shares of authorized common stock, 80,000,000 is either outstanding or reserved for issuance as of the date of this proxy statement and an additional 29,046,110 shares will be reserved for issuance upon exercise of the warrants issued in the May 2017 financing. Therefore, of the proposed increase in authorized shares, only approximately 91,000,000 shares will be available for issuance in the future.

The amendment will not change the par value of the shares of our common stock, affect the number of shares of our common stock that are outstanding, or affect the legal rights or privileges of holders of existing shares of common stock. The increase will not have any effect on the authorized or outstanding shares of preferred stock. The increase will not have any effect on any outstanding equity incentive awards or warrants to purchase our common stock.

In deciding upon an appropriate number of common shares to propose in the Charter Amendment, we considered our expected cash needs over the next few years, which will be driven by the completion of the LOCK IT 100 and the planned LOCK IT 200 clinical trials, related chemistry, manufacturing, and control requirements for the anticipated NDA submission of Neutrolin, and necessary pre-launch commercial activities. We believe that 200,000,000 authorized common shares proposed in the Charter Amendment will provide a reasonable amount of shares to support these needs. As noted above, after taking into account the 29,046,110 shares reserved for issuance under the warrants issued in the May 2017 financing, we would have approximately 91,000,000 shares available for possible issuance under our ATM program or any other potential equity financing.

Vote Required

Approval of the amendment to our Certificate of Incorporation to increase our authorized shares of capital stock from 82,000,000 shares to 202,000,00 shares and the authorized shares of common stock from 80,000,000 to 200,000,000 requires the receipt of the affirmative vote of a majority of the shares of our common stock issued and outstanding as of the record date.

Possible Anti-Takeover Implications of the Authorized Share Increase

We have no intent or plan to employ the additional unissued authorized shares as an anti-takeover device. As indicated above, the purpose of the increase in our authorized shares of common stock is to ensure that we have sufficient authorized common stock to, among other things, provide flexibility to consummate future equity financings and other corporate opportunities. However, our authorized but unissued shares of common stock could (within the limits imposed by applicable law and regulation) be issued in one or more transactions that could make a change of control more difficult and therefore more unlikely.

Our Board did not propose the increase in our authorized shares of capital and common stock in response to any effort known to our Board to accumulate common stock or to obtain control of our company by means of a merger, tender offer or solicitation in opposition to management. Further, our Board does not currently contemplate recommending the adoption of any other amendments to our Certificate of Incorporation that could be construed as limiting the ability of third parties to consummate a takeover or effect a change of control. Although this proposal to increase the authorized number of shares of capital and common stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future efforts by our Company to oppose changes in control of our company and perpetuate our company’s management, including transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices.

The issuance of shares of common stock should be warrants issued in the May 2017 financing be exercised will have the effect of diluting the earnings or loss per share and book value per share, as well as the ownership and voting rights of the holders of our then-outstanding shares of common stock. The issuance in the future of additional authorized shares of common stock may have the effect of diluting the earnings or loss per share and book value per share, as well as the ownership and voting rights of the holders of our then-outstanding shares of common stock. In addition, an increase in the number of authorized but unissued shares of common stock may have a potential anti-takeover effect, as our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of stockholders, seeking to control our company. The increase in the authorized shares of capital and common stock is not being recommended by our Board as part of an anti-takeover strategy.

Recommendation

The Board of Directors has unanimously approved the amendment to our Amended and Restated Certificate of Incorporation and recommends that you vote FOR Proposal No. 1.

PROPOSAL NO. 2 - ADJOURNMENT PROPOSAL

TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, IN THE REASONABLE DISCRETION OF THE CHIEF EXECUTIVE OFFICER OF THE COMPANY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE PROPOSAL NO. 1.

Background

      Our Board believes that if the number of shares of our common stock present in person or represented by proxy at the special meeting and voting in favor of the Charter Amendment is insufficient to approve such proposal, it is in the best interests of the stockholders to enable our Board to continue to seek to obtain a sufficient number of additional votes to approve the Charter Amendment for up to 30 days (the “Adjournment Proposal”).

      In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning or postponing the special meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the special meeting, and any adjourned session of the special meeting for up to 30 days, to use the additional time to solicit additional proxies in favor of the Charter Amendment.

      Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority of the number of outstanding shares of our common stock will vote against the Charter Amendment, we could adjourn or postpone the special meeting without a vote on the Charter Amendment and use the additional time to solicit the holders of those shares to change their vote in favor of the Charter Amendment.

Vote Required

      Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on this proposal.

Recommendation

The Board of Directors recommends that you vote FOR Proposal No. 2.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table shows the number of shares of our common stock beneficially owned as of May 31, 2017 by:

●	each person known by us to own beneficially more than 5% of the outstanding shares of our common stock;

●	each director;

●	each of our executive officers; and

●	all of our directors and executive officers as a group.

This table is based upon the information supplied by our Named Executive Officers, directors and principal stockholders and from Schedules 13D and 13G filed with the SEC. Except as indicated in footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown, and their address is c/o CorMedix Inc., 1430 U.S. Highway 206, Suite 200, Bedminster, New Jersey 07921. As of May 31, 2017, we had 59,340,139 shares of common stock outstanding. Beneficial ownership in each case also includes shares issuable upon exercise of outstanding options and warrants that can be exercised within 60 days after May 31, 2017 for purposes of computing the percentage of common stock owned by the person named. Options owned by a person are not included for purposes of computing the percentage owned by any other person.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned (1)
	Shares	%
5% or Greater Stockholders
Elliott Associates, L.P. (2)	5,928,080	9.9%
Sabby Management, LLC (3)	5,133,332	8.7%
CVI Investments, Inc. (4)	3,800,000	6.4

Directors and Named Executive Officers:
Khoso Baluch (5)	85,000	*
Janet M. Dillione (6)	168,303	*
Michael W. George (7)	195,000	*
Myron Kaplan (8)	100,000	*
Taunia Markvicka (9)	207,100	*
Robert Cook (10)	50,000	*
Judith Abrams	-0-	--
John Armstrong (11)	195,008	*

All executive officers and directors as a group (8 persons) (12)	1,000,411	1.8%

* Less than 1%

(1)	Based upon 59,340,139 shares of our common stock outstanding on May 31, 2017 and, with respect to each individual holder, rights to acquire our common stock exercisable within 60 days of May 31, 2017.

(2)
Due to the Ownership Limitation (as defined below), Elliott Associates, L.P. (“Elliott Associates”) may be deemed the beneficial owner of 5,928,080 shares of our common stock through securities held by it and by Manchester Securities Corp., a wholly-owned subsidiary of Elliott Associates (“Manchester”), and Elliott International, L.P. (“Elliott International”), the investment advisor of which is an affiliate of the investment advisor of Elliott Associates. Notwithstanding the above, Elliott Associates beneficially holds: (i) 1,311,234 shares of our common stock held by Manchester, (ii) 2,754,990 shares of our common stock held by Elliott International, (iii) 2010 warrants held by Manchester exercisable for 390,720 shares of our common stock, (iv) May 2013 warrants exercisable for 500,000 shares of our common stock, (v) 52,500 shares of our Series C-2 non-voting convertible preferred stock convertible into 525,000 shares of our common stock, (vi) October 2013 warrants exercisable for 262,500 shares of our common stock, (vii) 97,500 shares of our Series C-2 non-voting convertible preferred stock held by Elliott International convertible into 975,000 shares of our common stock, (viii) October 2013 warrants held by Elliott International exercisable for 487,500 shares of our common stock, (ix) 73,962 shares of our Series D non-voting convertible preferred stock held by Manchester convertible into 1,479,240 shares of our common stock, (x) 89,623 shares of our Series E non-voting convertible preferred stock held by Manchester convertible into 1,959,759 shares of our common stock, (xi) May 2017 warrants held by Manchester exercisable for 1,280,000 shares of our common stock, and (xii) May 2017 warrants held by Elliott International exercisable for 2,720,002 shares of our common stock (the May 2013 warrants, the October 2013 warrants and the May 2017 warrants shall collectively be referred to herein as the “Convertible Securities”). However, in accordance with Rule 13d-4 under the Exchange Act, the number of shares of our common stock into which the Convertible Securities are convertible or exercisable, as applicable, are limited pursuant to the terms of the Convertible Securities to that number of shares of our common stock which would result in Elliott Associates having aggregate beneficial ownership of, with respect to the May 2013 warrants, the October 2013 warrants, the May 2017 warrants, the Series C-2 preferred stock, the Series D preferred stock and the Series E preferred stock, 9.99% of the total issued and outstanding shares of our common stock (the "Ownership Limitation"). Elliott Associates disclaims beneficial ownership of any and all shares of our common stock issuable upon any conversion or exercise of the Convertible Securities if such conversion or exercise would cause Elliott Associates’ aggregate beneficial ownership to exceed or remain above the applicable Ownership Limitation (as is currently the case). Therefore, Elliott Associates disclaims beneficial ownership of any shares of our common stock, issuable upon any conversion or exercise of the May 2013 warrants, the October 2013 warrants, the May 2017 warrants, the Series C-2 preferred stock, the Series D preferred stock and the Series E preferred stock, which conversion of exercise would be prohibited by the Ownership Limitation. The business address of Elliott Associates is 40 West 57th Street, 30th Floor, New York, New York 10019. Based solely on information contained in a Schedule 13D filed with the SEC on May 3, 2017 by Elliott Associates and other information known to us.

(3)
Consists of (i) 2,566,666 shares of our common stock, and (ii) 2,566,666 shares of our common stock issuable upon the exercise of warrants. The business address of Sabby Management is 10 Mountainview Road, Suite 205, Upper Saddle River, New Jersey 07458. Based solely on information contained in a Schedule 13D filed with the SEC on May 3, 2017 by Sabby Management, LLC and other information known to us.

(4)
Consists of (i) 1,900,000 shares of our common stock and (ii) 1,900,000 shares of our common stock issuable upon the exercise of warrants. The business address of CVI Investments, Inc. is P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands. Based solely on information contained in a Schedule 13D filed with the SEC on May 8, 2017 by CVI Investments, Inc. and other information known to us.

(5)	Consists of 85,000 shares of our common stock.

(6)
Consists of (i) 39,969 shares of our common stock, and (ii) 128,334 shares of our common stock issuable upon the exercise of stock options. Does not include an aggregate of 35,269 shares of our common stock that were deferred as director fee compensation and that are not issuable until after the individual’s cessation of service with our Board.

(7)
Consists of (i) 10,000 shares of our common stock and (ii) 185,000 shares of our common stock issuable upon exercise of stock options. Does not include an aggregate of 42,598 shares of our common stock that were deferred as director fee compensation and that are not issuable until after the individual’s cessation of service with our Board.

(8)	Consists of (i) 50,000 shares of our common stock, and (ii) 50,000 shares of our common stock issuable upon exercise of stock options.

(9)	Consists of (i) 37,100 shares of our common stock, and (ii) 170,000 shares of our common stock issuable upon the exercise of stock options.

(10)	Consists of 50,000 shares of our common stock.

(11)	Consists of 195,008 shares of our common stock issuable upon exercise of stock options.

(12)
Consists of (i) the following held by our directors and executive officers (A) 272,069 shares of our common stock, and (B) 728,342 shares of our common stock issuable upon exercise of stock options, as referenced in footnotes 5 through 11.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

Stockholder proposals to be included in the proxy statement for our next annual meeting of stockholders must be received by us not later than December 27, 2017. Under our bylaws, stockholder proposals to be considered at our next annual meeting, including nominees for director, must be received by us not later than 60 days prior to that meeting. All submissions must comply with all of the requirements of our bylaws and Rule 14a-8 of the Exchange Act. Proposals should be mailed to Antony E. Pfaffle, Corporate Secretary, CorMedix Inc., 1430 U.S. Highway 206, Suite 200, Bedminster, New Jersey 07921.

Management’s proxy holders for the next annual meeting of stockholders will have discretion to vote proxies given to them on any stockholder proposal of which we do not have notice prior to March 12, 2018.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies to deliver a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon request, we will promptly deliver a separate copy of proxy materials to one or more stockholders at a shared address to which a single copy of proxy materials was delivered. Stockholders may request a separate copy of proxy materials by contacting us either by calling (908) 517-9500 or by mailing a request to 1430 U.S. Highway 206, Suite 200, Bedminster, New Jersey 07921. Stockholders at a shared address who receive multiple copies of proxy materials may request to receive or a single copy of proxy materials in the future in the same manner as described above.

 OTHER MATTERS

      Our management does not intend to present any other items of business and is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the special meeting. However, if any other matters properly come before the special meeting, the persons named in the enclosed proxy intend to vote the shares of our common stock that they represent in accordance with their best judgment.

DIRECTIONS TO CORMEDIX INC. ANNUAL MEETING AT
1545 U.S HIGHWAY 206, FIRST FLOOR CONFERENCE ROOM, BEDMINSTER, NEW JERSEY 07921

Directions from US-202/206 North

Merge onto US-202/206 North.  Keep left to stay on US-202 N/US-206 N. Continue for approximately 1 mile. Pass the fourth traffic light and turn left at the driveway after the Shell gas station. Park at the back of the building.

Directions from Areas North Of Bedminster via I-287

Follow ROUTE 287 SOUTH to EXIT 22 (U.S. 202/206 NORTH) towards Bedminster.  Follow directions from US-202/206 North above.

Directions from Areas South Of Bedminster via I-287

Follow ROUTE 287 NORTH to EXIT 22B (U.S. 202/206 NORTH) towards Bedminster. Follow directions from US-202/206 North above.

Directions Jersey City, Newark (Airport), New York, and Areas East of Bedminster via I-78

Follow I-78 to Exit 29 to I-287 North toward US 202/206/Morristown, stay right at the fork onto I-287.  Follow ROUTE 287 NORTH to EXIT 22B (U.S. 202/206 NORTH) towards Bedminster.  Follow directions from US-202/206 North above.

Directions from Pennsylvania, Phillipsburg, Clinton, and Areas West of Bedminster via I-78

Follow I-78 to Exit 29 to I-287 North toward US 202/206/Morristown, stay left at the fork onto I-287.  Follow ROUTE 287 NORTH to EXIT 22B (U.S. 202/206 NORTH) towards Bedminster.  Follow directions from US-202/206 North above.

Directions from I-80, East or West.

Follow I-80 (East-bound or West-bound) to the juncture with I-287 South.  Follow I-287 South to Exit 22 Bedminster.  Follow directions from US-202/206 North above.

  Appendix A

CORMEDIX INC.

Proposed Amendment to the Amended and Restated Certificate of Incorporation

CERTIFICATE OF AMENDMENT
TO
THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION, AS AMENDED
OF
CORMEDIX INC.

The undersigned, for purposes of amending the Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), of CorMedix Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST:  The name of the corporation is CorMedix Inc. (the “Corporation”).

SECOND:  The Certificate was filed with the Office of the Secretary of State of the State of Delaware on December 3, 2012.

THIRD:  Article FOURTH of the Certificate is hereby amended to read, in its entirety, as follows:

“The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 202,000,000 shares. The Corporation is authorized to have two classes of shares, designated as Common Stock and Preferred Stock. The total number of shares of Common Stock which the Corporation is authorized to issue is 200,000,000 shares, and the par value of each of the shares of Common Stock is $0.001. The total number of shares of Preferred Stock which the Corporation is authorized to issue is 2,000,000 shares, and the par value of each of the shares of Preferred Stock is $0.001.

The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Corporation’s Board of Directors may determine. Each series of Preferred Stock shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as otherwise provided in this Amended and Restated Certificate of Incorporation, as amended, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

The Board of Directors is expressly authorized to provide for the issuance of all or any shares of any authorized but undesignated Preferred Stock in one or more series, each with such designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors to create such series, and a certificate of said resolution or resolutions shall be filed in accordance with the General Corporation Law of the State of Delaware. The authority of the Board of Directors with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series may: (i) have such distinctive designation and consist of such number of shares; (ii) be subject to redemption at such time or times and at such price or prices; (iii) be entitled to the benefit of a retirement or sinking fund for the redemption of such series on such terms and in such amounts; (iv) be entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series of stock; (v) be entitled to such rights upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs, or upon any distribution of the assets of the Corporation in preference to, or in such relation to, any other class or classes or any other series of stock; (vi) be convertible into, or exchangeable for, shares of any other class or classes or any other series of stock at such price or prices or at such rates of exchange and with such adjustments, if any; (vii) be entitled to the benefit of such conditions, limitations or restrictions, if any, on the creation of indebtedness, the issuance of additional shares of such series or shares of any other series of Preferred Stock, the amendment of this Amended and Restated Certificate of Incorporation, as amended, or the Corporation’s By-Laws, the payment of dividends or the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation of, any other class or classes or series of stock, or any other corporate action; or (viii) be entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors may deem advisable and as are not inconsistent with law and the provisions of this Amended and Restated Certificate of Incorporation, as amended.”

FOURTH: Except as expressly amended herein, all provisions of the Certificate filed with the Office of the Secretary of State of the State of Delaware on December 3, 2012, shall remain in full force and effect.

1

FIFTH: The foregoing amendment was duly adopted by the Board of Directors and by the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation, does hereby execute this Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, this ___ day of _______________, 2017.

CORMEDIX INC.

By:__________________________________________
Name: Khoso Baluch
Title: Chief Executive Officer

CORMEDIX INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS – JULY 31, 2017 AT 11:00 AM EASTERN TIME
CONTROL ID:
REQUEST ID:

The undersigned hereby appoints Khoso Baluch and Robert Cook and each of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of CorMedix Inc., a Delaware corporation, held of record by the undersigned on June 23, 2017, at the Special Meeting of Stockholders to be held at 1545 U.S. Highway 206, First Floor Conference Room, Bedminster, New Jersey 07921, on Monday, July 31, 2017, at 11:00 a.m, or at any adjournment(s) thereof. The following proposals to be brought before the meeting are more specifically described in the proxy statement.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
INTERNET:	https://www.proxyvote.com
PHONE:	1-800-690-6903.

SPECIAL MEETING OF THE STOCKHOLDERS OF CORMEDIX INC.	PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1	FOR	AGAINST	ABSTAIN

Approval of the amendments to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of capital stock from 82,000,000 shares to 202,000,000 shares and to increase the number of authorized shares of common stock from 80,000,000 shares to 200,000,000 shares
	☐	☐	☐

Proposal 2	FOR	AGAINST	ABSTAIN
Approval of an adjournment of the special meeting, if necessary, to solicit, additional proxies if there are not sufficient votes in favor of Proposal No. 1	☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2017

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)